Exhibit 5.1

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August 21, 2009

Board of Directors

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

Gentlemen:

We have acted as special counsel to Orchids Paper Products Company, a Delaware corporation (the “Company”), in connection with the public offering of 862,500 shares of the Company’s common stock, par value $.001 per share (the “Shares”), including up to 112,500 shares which Stephens Inc., as the underwriter in the public offering (the “Underwriter”), has the option to purchase to cover over-allotments (if any) pursuant to the terms of an Underwriting Agreement dated as of August 21, 2009 by and between the Company and the Underwriter (the “Underwriting Agreement”). The Shares are included in a Registration Statement on Form S-3 (Registration No. 333-160305) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  We refer to our opinion dated June 29, 2009 included as Exhibit 5.1 to the Registration Statement.  We also refer to the prospectus supplement dated as of even date herewith and the accompanying prospectus included in the Registration Statement (collectively, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following

(i)            the Registration Statement;

(ii)           the Prospectus;

(iii)          the Underwriting Agreement;

(iv)          the Amended and Restated Certificate of Incorporation of the Company dated April 14, 2005;

(v)           the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company dated June 19, 2007; and

(vi)          the Amended and Restated Bylaws of the Company dated April 14, 2005.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, upon the issuance and delivery of the Shares to the Underwriter, in exchange for all consideration therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement the opinion should such law be changed by legislative action, judicial decision or otherwise.

We do not render any opinions except as set forth above.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Bryan Cave LLP